Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund
333-49266
811-09465


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
               1,283,556
                         60
   Against
                  103,421
                           2
   Abstain
                    40,000
                           2
   Broker Non-Votes
                  357,183
                       420
      Total
               1,784,160
                       484



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               1,270,601
                         60
   Against
                  110,671
                           2
   Abstain
                    45,705
                           2
   Broker Non-Votes
                  357,183
                       420
      Total
               1,784,160
                       484



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012589.